                                                                   EXHIBIT 10(p)

                               FIRST AMENDMENT TO
                                CREDIT AGREEMENT

         THIS FIRST AMENDMENT ("Amendment") dated as of November 2, 2001, by and among the borrowers listed on Schedule 1 (collectively "Companies") and Comerica Bank, a Michigan banking corporation ("Bank").

                                    RECITALS:

         A. Companies and Bank entered into a Credit Agreement dated as of April 25, 2001 ("Agreement").

         B. Companies and Bank desire to amend the Agreement as hereinafter set forth.

         NOW, THEREFORE, the parties agree as follows:

         1. The definitions of Lending Availability, Reserve and Prime-based Rate set forth in Section 1 of the Agreement are amended to read in their entireties as follows:

         "`Lending Availability' shall mean as of any date of determination thereof, the sum of (a) eighty five percent (85%) of Eligible Accounts plus (b) fifty percent (50%) of Eligible Inventory; provided, however, in no event shall the amount of Lending Availability determined under clause (b) exceed Five Million Dollars ($5,000,000), plus (c) $2,000,000 less (d) the amount of the Reserve as of such date of determination;

         `Prime-based Rate' shall mean for any day a per annum interest rate which is the greater of (i) the Prime Rate or (ii) the Alternate Base Rate, plus or minus in each case the Margin.

         `Reserve' shall mean as of any date of determination the amount determined as set forth below:

Period                                          Amount
------                                          ------
January 1                                       $0
January 2 through January 31                    $50,000
February 1 through February 28                  $100,000
March 1 through March 31                        $150,000
April 1 through April 30                        $200,000
May 1 through May 31                            $250,000
June 1 through June 30                          $300,000
July 1 through July 31                          $350,000
August 1 through August 31                      $400,000
September 1 through September 30                $450,000
October 1 through October 31                    $500,000
November 1 through November 30                  $550,000
December 1 through December 31                  $600,000"

         2. The definition of "Eurodollar-based Rate" is amended to delete the words "two and one quarter percent (2 1/4%)" and to substitute therefor the word "Margin".

         3. The following definitions are added to Section 1 of the Agreement in alphabetical order:

         "`Applicable Fee Percentage' shall mean as of any date of determination, the commitment fee percentage determined by reference to the appropriate columns in the pricing matrix attached to this Agreement as Schedule 1.1.

         `Margin' shall mean, as of any date of determination, the applicable interest rate margin as determined by reference to the appropriate columns in the pricing matrix attached to this Agreement as Schedule 1.1."

         4. The second sentence of Section 2.5 is amended to read in its entirety as follows:

         "The Revolving Credit Commitment Fee shall be an amount equal to the average daily balance of the unborrowed portion of the Revolving Credit Commitment for the monthly period then ending, minus the average daily face amount of any outstanding Letters of Credit during such period, multiplied by the Applicable Fee Percentage per annum."

         5. Companies may not request any advances under Section 4 of the Agreement. The Bank's commitment to make advances under Section 4 is terminated.

         6. The following Sections 2.17 and 2.18 are hereby added to the Agreement.

         "2.17 Prepayment. Notwithstanding anything in this Agreement or the Revolving Credit Note to the contrary, the Companies agree that if they refinance the credit facilities provided under this Agreement with any other lender for any reason on or before May 1, 2003, then on the date of such refinancing Companies shall pay to Bank a prepayment fee in the amount of $75,000.

         2.18 Margin Adjustments.

         Adjustments in the Margin and Applicable Fee Percentage, based on the Company's Cash Flow Coverage Ratio (Operating) and determined in accordance with
Schedule 1.1 hereto, shall be implemented on a quarterly basis as follows:

                  (a) Such margin adjustments shall be given prospective effect only, effective immediately upon the required date of delivery of the financial statements under Sections 8.1, establishing applicability of the appropriate adjustments, if any.

                  (b) Such adjustments under this Section 2.18 shall be made irrespective of, and in addition to, any other interest rate or pricing adjustments hereunder.

                  (c) Until delivery of the financial statements for the period ending December 31, 2002, the pricing set forth under Pricing Matrix (B) of the attached
                           Schedule 1.1 shall apply.

         7.       Section 8.2(c) is amended to read in its entirety as follows:

                  "On Thursday of each week, a Borrowing Base Report (in the form attached as Exhibit `A') calculating the Lending Availability as of the end of the preceding week; provided that if the availability under the Revolving Credit Note (calculated as Lending Availability less the outstanding principal amount of Advances and less the undrawn amount of Letters of Credit plus outstanding Letter of Credit Obligations) is less than $500,000 for five (5) Business Days during any consecutive thirty (30) day period, then thereafter updated Borrowing Base Reports shall be provided each time Companies receive an Advance (but not less frequently than weekly) and such reports shall be accompanied by sales and receipts and such other detail as Bank may require;"

         8. Sections 9.1 and 9.2 of the Agreement are amended to read in their entireties as follow:

         9.1 Cash Flow Coverage Ratio. Beginning March 31, 2002, permit the Consolidated Cash Flow Coverage Ratio (Environmental) or the Consolidated Cash Flow Coverage Ratio (Operating) to be less than the following amounts during the periods specified below:

Period                                                           Environmental       Operating
------                                                           -------------       ---------
March 31, 2002 through June 29, 2002                             .45 to 1.0          .65 to 1.0
June 30, 2002 through September 29, 2002                         .60 to 1.0          .75 to 1.0
September 30, 2002 through December 30, 2002                     .60 to 1.0          1.0 to 1.0
December 31, 2002 and thereafter                                 .70 to 1.0          1.0 to 1.0

         9.2 Consolidated Tangible Net Worth. Permitted Consolidated Tangible Net Worth at any time to be less than the following amounts during the periods specified below:

Period                                                        Amount
------                                                        ------
December 31, 2001 through March 30, 2002                  $14,075,000
March 31, 2002 through June 29, 2002                      $14,300,000
June 30, 2002 through September 29, 2002                  $14,400,000
September 30, 2002 through December 30, 2002              $14,550,000
December 31, 2002 and thereafter                          $14,600,000

         9. Attached Schedule 1.1 is hereby added to the Agreement.

         10. If transactional reporting is required under Section 8.2(c), Companies shall be obligated to pay to Bank monthly in advance a collateral monitoring fee of $500 per month.

         11. The Companies did not comply with the provisions of Sections 9.1 and 9.2 of the Agreement for the period ended September 30, 2001. The Bank hereby waives any default under the Agreement arising as a result of such non-compliance with the prior provisions for the period ended September 30, 2001.

         12. Companies hereby represent and warrant that, after giving effect to the amendments and waivers contained herein, (a) execution, delivery and performance of this Amendment and any other documents and instruments required under this Amendment or the Agreement are within each Company's corporate powers, have been duly authorized, are not in contravention of law or the terms of any Company's Articles of Incorporation or Bylaws, and do not require the consent or approval of any governmental body, agency, or authority; and this Amendment and any other documents and instruments required under this Amendment or the Agreement, will be valid and binding in accordance with their terms; (b) the continuing representations and warranties of each Company set forth in Sections 7.1 through 7.15 of the Agreement are true and correct on and as of the date hereof with the same force and effect as made on and as of the date hereof;
(c) the continuing representations and warranties of each Company set forth in
Section 7.16 of the Agreement are true and correct as of the date hereof with respect to the most recent financial statements furnished to the Bank by Companies in accordance with Section 8.1 of the Agreement; and (d) no Event of Default (as defined in the Agreement) or condition or event which, with the giving of notice or the running of time, or both, would constitute an Event of Default under the Agreement, as hereby amended, has occurred and is continuing as of the date hereof.

         13. Except as expressly provided herein, all of the terms and conditions of the Agreement remain unchanged and in full force and effect.

         14. Harvel Plastics, Inc. and the Bank acknowledge and agree that the Letter Agreement dated April 25, 2001 is terminated and the Line of Credit (as defined therein) is cancelled.

         15. This Amendment shall be effective upon (a) the payment by Companies to Bank of a non-refundable amendment fee in the amount of $40,000 and (b) execution of this Agreement by Companies and the Bank.

IN WITNESS the due execution hereof as of the day and year first above written.


COMERICA BANK                            DETREX CORPORATION



By:                                      By:
   ------------------------------            -------------------------------
                                                 Robert M. Currie

Its:                                     Its:    Secretary
   ------------------------------

                                         THE ELCO CORPORATION


                                         By:
                                             -------------------------------
                                                 Robert M. Currie

                                         Its:    Secretary


                                         HARVEL PLASTICS, INC.



                                         By:
                                             -------------------------------

                                         Its:
                                             -------------------------------


                                         S.O. REALTY, INC.


                                         By:
                                             -------------------------------
                                                 Robert M. Currie


                                         Its:     Secretary

                                   SCHEDULE 1




Detrex Corporation

The Elco Corporation

Harvel Plastics, Inc.

S.O. Realty, Inc.

                                  SCHEDULE 1.1

                               PRICING MATRIX (A)

               (AFTER DELIVERY OF 12/31/02 FINANCIAL STATEMENTS)

CONSOLIDATED CASH FLOW                       PRIME MARGIN                    EURODOLLAR               COMMITMENT
COVERAGE (OPERATING)                                                           MARGIN                    FEE
                                                                                                      PERCENTAGE

>1.75 to 1.0                                    -1/2%                             2 1/4%                   1/4%
<1.75 to 1.0 and                                -1/4%                             2 1/2%                   1/4%
-
>1.50 to 1.0

<1.50 to 1.0 and                                0%                                2 3/4%                   3/8%
-
>1.25 to 1.0

<1.25 to 1.0 and                                1/4%                              3%                       1/2%
-
>1.10 to 1.0
-
<1.10 to 1.0                                    1/2%                              3 1/4%                   1/2%
-

                               PRICING MATRIX (B)
               (UNTIL DELIVERY OF 12/31/02 FINANCIAL STATEMENTS)

PRIME MARGIN                        EURODOLLAR                         COMMITMENT FEE
                                      MARGIN                             PERCENTAGE

3/4%                                  3 1/2%                             1/2%